CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the reference to our firm under the captions "Financial Highlights" and "Independent Registered Public Accounting Firm" in the Prospectus and "Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the incorporation by reference of our report dated February 22, 2006 for Van Eck Funds, Inc. (comprising Mid Cap Value Fund) in this Registration Statement (Form N-1A No. 811-21046) of Van Eck Funds, Inc.



                                   /s/ Ernst & Young LLP

                                   ERNST & YOUNG LLP


New York, New York
April 25, 2006